Exhibit 10.5
PETROLEUM HELICOPTERS, INC.
OFFICER DEFERRED COMPENSATION PLAN II
1.	Purpose. The purpose of the Petroleum Helicopters, Inc. Officer Deferred Compensation Plan II (the “Plan”) is to provide certain officers of Petroleum Helicopters, Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as “PHI”) designated by the Compensation Committee of the Board of Directors of Petroleum Helicopters, Inc. with an opportunity to defer compensation earned in calendar years beginning on and after January 1, 2005, to assist said officers in their individual financial planning. This Plan is intended to be an unfunded nonqualified deferred compensation plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 2.01(2), 3.01(a)(3) and 401(a)(1) of ERISA. It shall be maintained, interpreted and administered in accordance with Internal Revenue Code Section 409A and applicable regulations and rulings.
2.	Effective Date and Term of Plan. The effective date of the Plan is January 1, 2005, and the Plan shall remain in effect until terminated by the Board.
3.	Duties of General Administration Vested in Committee. The general administration of the Plan shall be the responsibility of the Committee. The Committee shall have full discretionary power and authority necessary or appropriate to enable it to carry out its administrative duties, including but not limited to: the power to make rules and regulations relating to the Plan; the power to construe and interpret the Plan and to determine all questions that arise thereunder; the power to determine all questions of the eligibility, rights and status of Participants and others under the Plan; the power to determine from time to time the method for crediting earnings and losses on Accounts; and the power to review and decide all disputes arising under the provisions of the Plan. The Committee may delegate its rights and duties under this Plan, including administration of the Plan. The Committee may also delegate responsibility for maintenance of each Account to a director or officer of the Company other than the Participant with respect to whom any such Account is maintained or to an unrelated third party. The Committee shall have the broadest discretion with respect to interpretation and amendment of the Plan to ensure its compliance with applicable law.
4.	Definitions.
4.1.	“Account” means the notational account established by the Committee with respect to each Participant pursuant to Section 6.

4.2.	“Beneficiary” means the person or persons, including a trust, last designated by a Participant, by written notice filed with the Committee, as the recipient of any benefits payable under the Plan with respect to such Participant after his or her death. If a Participant fails to designate a Beneficiary, or if no designated

Beneficiary survives the Participant, then the Beneficiary shall be the Participant’s estate.
4.3.	“Beneficiary Designation Form” means a Beneficiary Designation Form in the form attached hereto as Exhibit B, as it may be revised by the Committee from time to time. Any designation of a Beneficiary shall be made by the Participant on a Beneficiary Designation Form filed with the Committee, and may be changed by the Participant at any time by filing a new Beneficiary Designation Form.

4.4.	“Board” means the Board of Directors or similar governing body of the Company.

4.5.	“Bonus Compensation” means cash bonuses payable by the Company which may include Performance-Based Compensation payable with respect to a specified calendar year.

4.6.	“Code” means the Internal Revenue Code of 1986, as amended.

4.7.	“Committee” means the Compensation Committee of the Board of Directors of the Company.

4.8.	“Company” means Petroleum Helicopters, Inc.

4.9.	“Compensation” means the Participant’s base pay as reflected on the Company’s payroll records, excluding all other types of remuneration such as, but not limited to, Bonus Compensation or any benefits or special allowances.

4.10.	“Deferral Election Form” means a Deferral Election Form in the form attached hereto as Exhibit A, as it may be revised by the Committee from time to time.

4.11.	“Deferred Compensation” means the aggregate amount of all Compensation and Bonus Compensation that the Participant elects to defer from time to time under the Plan.

4.12.	“Disabled” means with respect to a Participant:
(a)	being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)	having received income replacement benefits for a period of not less than 3 months under an accident and health plan of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months,

4.13.	“Eligible Employee” means an officer of the Company designated by the Committee as eligible to participate in the Plan.

4.14.	“Eligible Securities” means the investments selected by the Committee which may be chosen by a Participant to measure gains and loss on Deferred Compensation.

4.15.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

4.16.	“Key Employee” means an employee of a publicly-traded company who is determined to be a key employee under Internal Revenue Code Section 416(i).

4.17.	“Participant” means an Eligible Employee who participates in the Plan in accordance with Article 5.

4.18.	“Payment Commencement Date” means the date elected by the Participant in accordance with Article 6, on which the Account will begin to be paid to the Participant.

4.19.	“Payment Election Form” means a Payment Election Form in the form attached hereto as Exhibit C, as it may be revised by the Committee from time to time.

4.20.	“Performance-Based Compensation” means compensation based on services performed by the Participant over a period of at least 12 months that is
(a)	variable and contingent on the satisfaction of pre-established organizational or individual performance criteria, and

(b)	not readily ascertainable at the time of election, and will be determined based on the rules and regulations issued by the Secretary of the Treasury.
4.21.	“Rabbi Trust” means the trust attached as Exhibit D which is intended to satisfy the requirements of Revenue Procedure 92-64.

4.22.	“Unforeseeable Emergency” means a severe financial hardship to the Participant, resulting from:
(a)	an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a));

(b)	loss of the Participant’s property due to casualty; or

(c)	other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

5.	Election to Defer Compensation and Bonus Compensation.
5.1.	Deferral Election Amount. Each Participant may elect to defer up to twenty-five percent (25%) of his Compensation in one percent (1%) increments and up to one hundred percent (100%) of any Bonus Compensation received for services provided to PHI in one percent (1%) increments up to twenty-five (25%) of said bonus and in five percent (5%) increments thereafter.

5.2.	Deferral Election Form.
(a)	An election to defer Compensation and Bonus Compensation shall be made by the Participant on a Deferral Election Form. Deferrals shall be effective only if the Participant executes a Deferral Election Form and such Deferral Election Form is received by the Committee prior to January 1 of the calendar year for which the election is to be effective.

(b)	If a Participant first becomes eligible to participate in the Plan after January 1 of a particular year, he may, in that year only, make an election to defer Compensation or Bonus Compensation to be paid for services that he will perform after the date of said election and until the end of such year, within thirty (30) days after the date on which such officer becomes eligible to participate in the Plan.

(c)	A Participant shall make a new deferral election with respect to each calendar year for which he wishes to defer Compensation or Bonus Compensation by completing and returning a Deferral Election Form to the Committee in accordance with paragraph (a) above.
5.3.	Revocation of Election. A Participant’s election made pursuant to Section 5.2 may be revoked only if such revocation is in writing and received by the Committee prior to January 1 of the calendar year for which the election is made. Any such revocation shall also be subject to such other rules as may be established by the Committee. If a Participant revokes an election to defer Compensation, he may not again elect to participate in the Plan for the calendar year for which the election was revoked. On and after January 1 of a calendar an election is irrevocable.

5.4.	Election as to Time and Form of Payment. Not later than the date an Eligible Employee files a Deferral Election Form with the Committee, the Eligible Employee also may file a Payment Election Form. Participants shall elect on the Payment Election Form to have the payment of the Account commence upon:
(a)	Attainment of an age not younger than 50 and not older than 70; or

(b)	Termination of the Participant’s employment with the Company.

Participants also may elect to have payments made in either a single lump sum payment or annual installments over a specified period not to exceed 20 years.

Except as provided in Section 5.5, all elections made pursuant to this section shall be irrevocable.

Notwithstanding the foregoing, the Company reserves the right to modify a Participant’s election in any manner to the extent necessary to comply with applicable representations and rulings.
5.5.	Changes in Time and Form of Payment. Deferral Election Forms. A Participant may make a subsequent election to change the time or form of payment but such election is effective only if:
(a)	Such election is not effective for at least 12 months after the date the election is made;

(b)	The first payment with respect to which the election is made is deferred for at least 5 years from the date such payment, would otherwise have been made; and

(c)	The election is made not less than 12 months prior to the date of the first scheduled payment.
The acceleration of the time or schedule of any payment under the Plan is not permitted, except as provided in regulations issued by the Secretary of the Treasury.
6.	Deferred Compensation Accounts.
6.1.	Establishment of Deferred Compensation Accounts. A separate Account shall be established for each Participant’s Deferred Compensation. Each Account shall be deemed to have been invested and reinvested from time to time in such Eligible Securities as the Participant shall designate. Accounts shall periodically be adjusted for gains or losses to reflect the investment performance of the Eligible Securities and any payments made to a Participant under the Plan.

6.2.	Unfunded Plan.
(a)	This Plan is an unfunded arrangement, maintained primarily to provide deferred compensation benefits to Participants. Should the Company elect to set aside assets for any obligations under this Plan outside the Rabbi Trust through the purchase of mutual funds, such assets shall not constitute funding for the Plan, shall be owned by the Company and shall be subject to the claims of the Company’s creditors. The Company reserves the right in its sole and absolute discretion to sell any such assets, in whole or in part, at any time. Notwithstanding anything to the contrary contained herein, the Company shall not be required to purchase, set aside or segregate assets of any kind to meet any obligations that it may have hereunder; and any obligations of the Company to pay benefits hereunder shall be an unsecured promise only, and a Participant’s right to enforce such obligation shall be solely as a general unsecured creditor of the Company.

(b)	Notwithstanding the foregoing, it is the intention of the Company to hold assets equal to the value of the Participants’ Accounts in the Rabbi Trust attached as Exhibit D.
6.3.	Distribution of Account.
(a)	Except as otherwise provided in this Plan, the value of a Participant’s Account shall be distributed in either a single lump sum or annual installments (not to exceed twenty (20) installments), as designated by the Participant on his Deferral Election Form. Distribution of such amount shall be made (in the case of a lump sum payment) or commence (in the case of installment payments) thirty (30) days following the Payment Commencement Date elected by the Participant on the Deferral Election Form.

(b)	If a Participant elects to have the value of his Account distributed in installments, the amount of the first installment shall be a fraction of the value of the Account, the numerator of which is one and denominator of which is the total number of installments elected, and the amount of each subsequent installment shall be a fraction of the value of the Account on the date preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.
6.4.	Death Benefits. Upon the death of a Participant either (a) prior to the Payment Commencement Date or (b) subsequent to the Payment Commencement Date but prior to the distribution of the full value of the Participant’s Account, the Company shall distribute to the Beneficiary of such Participant, within 90 days of the death of such Participant, a lump-sum benefit equal to the remaining balance of the Participant’s Account, notwithstanding any election made by the Participant on the Deferral Election Form as to the time and form of payment.

6.5.	Benefits for Unforeseeable Emergencies. If a Participant experiences unforeseen, adverse circumstances that the Committee determines to constitute an Unforeseeable Emergency, then the Committee, in its sole discretion, may pay to such Participant, from the Participant’s Account, a lump-sum emergency benefit as soon as administratively practicable. Any benefits distributable pursuant to this section shall not exceed the amount that the Committee determines is necessary to defray the costs arising from or attributable to such Unforeseeable Emergency, including any federal, state or local income taxes reasonably anticipated to result from such distribution. The Committee shall take into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
6.6.	Disabled Participants. A Participant’s Account shall be paid in a lump sum to the Participant within 90 days of a determination by the Committee that the Participant is Disabled, notwithstanding any election made by the Participant on the Deferral Election Form as to the time and form of payment.

6.7.	Distribution Restrictions. Notwithstanding anything to the contrary contained herein, in the case of any Key Employee who separates from service, distributions may not be made for six months after the date of separation from service. However, Section 6.4 will apply in the event of the Participant’s death.

6.8.	Taxes. All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to the Plan shall be withheld.

6.9.	Statement of Account. Each Participant shall be provided with a statement of his Account not less frequently than one time per year.
7.	No Right to Continue as an Officer or an Employee. Neither this Plan nor any action taken pursuant to this Plan shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain a Participant in the capacity of an officer or as an employee in any capacity for any period of time, or at any particular rate of Compensation.

8.	Rules of Construction. All pronouns used in the Plan shall include all genders. Words used in the singular shall be construed to include the plural, where appropriate, and vice versa. The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered as conclusive in the construction of any provision of the Plan. The provisions of the Plan shall be construed and governed by the laws of the State of Louisiana, to the extent not preempted by ERISA.

9.	Amendment, Modification and Termination. The Committee may at any time terminate, amend or modify this Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect the amount credited to a Participant’s Account immediately prior to such amendment, modification or termination. The Committee shall have the right to merge this Plan with another nonqualified deferred compensation plan or to accept the merger of another such plan into this one.

10.	Nonalienation of Benefits. No Participant or Beneficiary shall have any power or right to transfer, assign, anticipate, pledge, hypothecate or otherwise encumber all or any part of any amount credited to his Account or any right to payment of benefits hereunder, which credits, benefits and rights are expressly declared to be nonassignable and nontransferable.
11.	Notices. Unless otherwise expressly provided by applicable federal law, if any, any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United Stats certified mail, postage prepaid. If the intended recipient is a Participant or Beneficiary, such notice, consent or demand shall be addressed to such person at such person’s last known address as shown on Company’s records. If the intended recipient is the Company, such notice, consent or demand shall be addressed to the Company at its principal place of business at the time of the mailing of such notice, consent or demand. Unless otherwise expressly provided by applicable federal law, if any, the date of such mailing shall be deemed the date of such notice, consent or demand.

12.	Claims Procedure. Any Participant or Beneficiary (“Claimant”) who believes he or she is entitled to benefits under this Plan that have not been granted, may submit a written claim for benefits to the Committee which shall be handled in accordance with the Plan’s claim procedure set forth in Exhibit E.

13.	Waiver and Severability. No waiver of any term shall constitute a continuing waiver nor shall it constitute a waiver of any other term. The waiver by any party of a breach or violation of any provision of this Plan shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof. If a provision of the Plan is held to be invalid or does not comply with applicable federal law, it shall be severed from the Plan unless appropriately modified by the Committee.